UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2020

CLANCY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-213698	30-0944559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2nd Floor, BYD, No. 56, Dongsihuan South Road,

Chaoyang District, Beijing, China

(Address of Principal Executive Offices) (Zip Code)

+189-1098-4577

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Principal Officers’ Election of Directors; Appointment of Principal Officers.

On March 31, 2020, a change of control occurred with respect to the Company. Pursuant to a Stock Purchase Agreement entered into by and among the Clancy Corp. (“Company”), Gaoyang Liu (“Seller”), and Xiangying Meng (“Buyer”) (the “Purchase Agreement”), Seller assigned, transferred and conveyed to Buyer 60,000,000 shares of common stock of Company (“Common Stock”), which represents 64.4% of the total issued and outstanding shares of the Company, for the sum of $285,000. In addition, Seller assigned his rights and interest to outstanding loans made by Seller to the Company in the amount of $55,609 for the face value of such loans.

Mr. Meng now owns 67,500,000 shares of common stock of the Company or 72.5% of the issued and outstanding shares of common stock of the Company.

In connection with the transaction, Mr. Liu, the then sole officer and director of the Company resigned in all officer and director capacities from the Company and Mr. Meng was appointed Chief Executive Officer and Chief Financial Officer of the Company. In addition, Mr. Meng was appointed the sole director of the Company.

Name	Age	Position
Xiangying Meng	41	Chief Executive Officer, Chief Financial (Accounting) Officer and Director

Xiangying Meng. From December 2015 to April 2018, Mr. Meng has worked as executive director of Beijing Chengdun Chengxun Information Technology Co., Ltd. From March 2018 to December 2019, he was the Chief Executive Officer and a member of the board of directors of Beijing Chengdun Qixin Technology Co., Ltd.  From April 2019 to present, he has been the Chief Executive Officer of Beijing Chengdun Kaibo Network Technology Co., Ltd

Mr. Meng has more than ten years of experience in corporate management and more than fifteen years of experience in the IT industry. He is familiar with the status and development trends of the IT market.

There have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new officer had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which our new officer is a party or in which he participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event. The officer serves in such executive positions at the discretion of the Board of Directors. The Company and its new officer have verbally agreed that no compensation will be due or owning to the new officer until such time as the parties reach a written compensation agreement, if any.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLANCY CORP.

(Registrant)

/s/ Xiangying Meng

Xiangying Meng

Chief Executive Officer

Date: April 6, 2020